United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2015

Date of Report

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

751 North Drive, Suite 9

Melbourne, FL  32934

 (Address of Principal Executive Offices)

(321) 610-7959

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

In this Current Report, references to “Oakridge Global Energy Solutions, Inc.,” “Oakridge,” the “Company,” “we,” “our,” “us” and words of similar import refer to Oakridge Global Energy Solutions, Inc., the Registrant.  Oak Ridge Micro-Energy, Inc., our wholly-owned Nevada subsidiary, which holds all of our patents, patents pending and proprietary and other rights to our thin film battery technology, is referred to herein as “Oak Ridge Nevada,” and is also included in the references to “Oakridge,” the “Company,” “we,” “our” and  “us.”

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

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economic conditions generally in the United States and internationally, and in the markets and industries in which we have and may participate in the future;

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our ability to obtain sufficient funding to continue to pursue our business plan;

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our ability to perform our obligations under our loan agreements;

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competition within our chosen markets and industries;

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the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations;

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trends affecting our limited manufacturing capabilities;

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our ability to meet customer demands;

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our ability to implement a long-term business strategy that will be profitable or generate sufficient cash flow;

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our need for future additional financing;

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trends affecting the commercial acceptability of our products;

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our ability to protect and enforce our current and future intellectual property; and

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our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission (the “SEC”).

Item 8.01 Other Events.

Our Board of Directors has concluded that it is in the best interests of the Company and its stockholders to explore the options available to the Company to privately sell our interest in Leclanché S. A., (“Leclanché”), to monetize those shares for cash in order to assist with the Company’s expansion plans. The Company completed the purchase of 11,000,000 shares of Leclanché on June 30, 2015.  For additional information about this purchase, please see our 8-KA-2 Current Report dated December 5, 2014, and filed with the SEC on July 2, 2015.  On July 25, 2015, our Board of Directors resolved to retain Precept Asset Management Limited (“PAML”) to explore the potential for, and to arrange the sale, on behalf of the Company, of such 11,000,000 Leclanché shares through PAML’s contact network, in consideration of which, the Company has resolved to pay PAML a success fee on completion of any such sale equal to 3.5% of the gross sales proceeds received by the Company in respect of such sale.  We have no written agreement with regards to this understanding.  PAML is 100% owned by Stephen J. Barber, our CEO, who is our Executive Chairman and one of our directors, and is also the investment manager of Precept Fund Management SPC (“Precept”), which previously held these Leclanché shares for and on behalf of Precept Fund Segregated Portfolio (“Precept Fund”), one of its managed portfolios.  Prescient Fund Segregated Portfolio (“Prescient SP”) is also a managed portfolio of Precept.  Precept, Precept Fund and Prescient SP, together with Mr. Barber, collectively owned approximately 228,967,613 of the 269,996,957 outstanding shares of the Company as of July 31, 2015, or approximately 84% of the outstanding voting securities of the Company on such date.  7,250,000 of these 228,967,613 shares, or approximately 2.68%, are directly owned by Mr. Barber.

While PAML, as investment manager of Precept, plays an important role as advisor of Precept, the corporate governance mechanism put in place in the investment management agreement does not allow the investment manager to exercise control over Precept and the Oakridge shares held by Precept for or on behalf of Precept Fund and Prescient SP. The reason being that Prince Michael Foundation (“PMF”), through its indirect holding of all the management shares (voting, non-participating shares) of Precept, is, at any time, ultimately in control over Precept and the Oakridge shares held by Precept for and on behalf of Precept Fund and Prescient SP.

Item 9.01 Financial Statements and Exhibits.

Exhibits:*

*  For additional information on the purchase of our Leclanché shares, please see our 8-KA-2 Current Report dated December 5, 2014, and filed with the SEC on July 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

Date:	August 10, 2015	By:	/s/ Mark L. Meriwether
Mark L. Meriwether
Vice President, Secretary and a Director

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